EUROSEAS LTD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS

DATE:	JULY 16, 2024
TIME:	11:00 A.M. EST
LOCATION:	SEWARD & KISSEL LLP, 901 K Street NW, Suite 800, Washington, DC 20001

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE:
CALL TOLL FREE
1-800-937-5449

FAX:
SEND THIS CARD TO
+30-211-1804097

INTERNET:
HTTP://EUROSEAS.AGMDOCUMENTS.COM/AGM2024.HTML
AND FOLLOW THE ON-SCREEN INSTRUCTIONS.

EMAIL:
AHA@EUROSEAS.GR
INCLUDE YOUR CONTROL ID IN YOUR EMAIL.

THIS COMMUNICATION REPRESENTS A NOTICE TO ACCESS A MORE COMPLETE SET OF PROXY MATERIALS AVAILABLE TO YOU ON THE INTERNET. WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING. THE PROXY STATEMENT IS AVAILABLE AT: HTTP://EUROSEAS.AGMDOCUMENTS.COM/AGM2024.HTML

IF YOU WANT TO RECEIVE A PAPER COPY OF THE PROXY MATERIALS YOU MUST REQUEST ONE. THERE IS NO CHARGE TO YOU FOR REQUESTING A COPY. TO FACILITATE TIMELY DELIVERY PLEASE MAKE THE REQUEST, AS INSTRUCTED ABOVE, BEFORE JULY 16, 2024.

THE PURPOSES OF THIS MEETING ARE AS FOLLOWS:

1. To elect one Class B Director to serve for a term of three years until the Company's 2027 Annual Meeting of Shareholders ("Proposal One");
2. To approve the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2024 ("Proposal Two"): and
3. To transact other such business as may properly come before the meeting or any adjournment thereof.

PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, YOU ARE RECEIVING THIS NOTICE THAT THE PROXY MATERIALS FOR THE ANNUAL MEETING ARE AVAILABLE ON THE INTERNET. FOLLOW THE INSTRUCTIONS ABOVE TO VIEW THE MATERIALS OR REQUEST PRINTED COPIES.

THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON JUNE 10, 2024, AS THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS ENTITLED TO RECEIVE NOTICE OF THE ANNUAL MEETING AND TO VOTE THE SHARES OF OUR COMMON STOCK, PAR VALUE $.03 PER SHARE, THEY HELD ON THAT DATE AT THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' PROPOSAL 1 AND 'FOR' PROPOSAL 2 ABOVE.

PLEASE NOTE - THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD

EUROSEAS LTD.
4 Messogiou & Evropis Street
151 24 Maroussi, Greece

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT